EXHIBIT 5.1

                 LETTERHEAD OF PRYOR CASHMAN SHERMAN & FLYNN LLP


                                                        July 14, 2004




Front Porch Digital, Inc.
20000 Horizon Way, Suite 120
Mount Laurel, New Jersey  08054

            RE: Front Porch Digital, Inc. Registration on Form SB-2
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Dear Sirs:

            We refer to the Registration Statement on Form SB-2 (Registration No. 333-11642) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Front Porch Digital, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers the registration of up to 25,873,431 shares (the "Shares") of common stock, par value $.001 per share, of the Company which will be offered for sale by selling stockholders.

            We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

            Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares being offered for sale by the selling stockholders have been legally and validly issued and are fully paid and non-assessable.

            We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

            We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the laws of the United States of America and the General Corporation Law of the State of Nevada.



                                   Very truly yours,



                                   /s/ Pryor, Cashman, Sherman & Flynn LLP